Exhibit 10.37

Maxim Integrated Products

120 San Gabriel Drive

Sunnyvale, California 94086

(408) 737-7600

January 26, 2007

Tunc Doluca

Chief Executive Officer

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

Dear Tunc:

I am retiring from my part-time employment, effective immediately, under the Binding Memorandum of Understanding (“MOU”) dated January 5, 2007.

I will give up my present office at Maxim, and consistent with Paragraph 12 of the MOU, the company will provide me with comparable office space, not located on Maxim’s campus but within a reasonable distance from my residence, and Candy Flett shall continue to serve as my assistant.

Also, it is understood and agreed that the deadline for me to exercise any vested options shall be extended in the same manner as the company has for other officers, including providing me the benefit of any further extensions that the company grants to other officers.

Very truly yours,

/s/ Jack Gifford
Jack Gifford

ACCEPTED, JAN 26th 2007

/s/ Tunc Doluca

/s/ Ed Medlin